UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant's telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Court of Appeals for the Federal Circuit (the “Federal Circuit”) issued a ruling on August 2, 2012 regarding the appeals process in our ongoing patent lawsuit with Medtronic Sofamor Danek USA, Inc., and its related entities. We received a verdict in this case from the District Court in the Southern District of California (the “District Court”) on September 20, 2011, and the case has since been appealed to the Federal Circuit. Our appeal had been moving forward simultaneous with the District Court addressing the issue of ongoing royalty rates that will apply for the period of time following the verdict. Although this issue remained open, the District Court entered final judgment and certified our case for appeal to the Federal Circuit on March 2, 2012. In its ruling on August 2, 2012, the Federal Circuit stated that ongoing royalty rates must be determined by the District Court prior to the appeal going forward. As a result, the appeal in the Federal Circuit is temporarily dismissed while the post-verdict royalty rate is resolved by the District Court. We expect the issue to be resolved in the near term, at which point we expect a new final judgment to be entered and the appeal to again progress forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: August 2, 2012	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President, General Counsel